UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 12, 2005

Limited Brands, Inc.
(Exact Name of Registrant
as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344 (Commission File Number)	31-1029810 (IRS Employer Identification No.)

Three Limited Parkway Columbus, OH (Address of Principal Executive Offices)	43230 (Zip Code)

Registrant’s telephone number, including area code: (614) 415-7000

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

      Item 1.01 Entry into a Material Definitive Agreement

            Post-2005 Fiscal Year Bonus Opportunities for Named Executive Officers

On August 12, 2005 the Compensation Committee of the Company’s Board of Directors adjusted the bonus opportunity for the 2005 fiscal year Fall season performance by determining that the targeted opportunity will be weighted at 75% for certain eligible associates, including eligible named executive officers. The Compensation Committee also determined that beginning with the 2005 fiscal year Fall season, achievement against operating goals will constitute 100% of the bonus determination.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMITED BRANDS, INC.

Date: August 18, 2005	By:	/s/ Douglas L. Williams

Name: Douglas L. Williams
Title: Authorized Officer